FOURTH AMENDMENT TO FINANCING AGREEMENT
This FOURTH AMENDMENT TO FINANCING AGREEMENT (this “Amendment”) is made and entered into as of October 15, 2018 by and among Elastic SPV, Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Consumer Loan Borrower”), Today Card LLC, a Delaware limited liability company (the “Credit Card Borrower” and together with the Consumer Loan Borrower, collectively, the “Borrowers”), Elevate Credit, Inc., a Delaware corporation (“Elevate Credit”) as a Guarantor, the other Guarantors party hereto (such Guarantors, collectively with Elevate Credit, the Consumer Loan Borrower and the Credit Card Borrower, the “Credit Parties”) and Victory Park Management, LLC, as administrative agent and collateral agent for the Lenders and the Holders (in such capacity, the “Agent”). Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Financing Agreement or if not defined therein, in the Pledge and Security Agreement.
WHEREAS, the Guarantors, Elevate Credit, the Consumer Loan Borrower, the Lenders and the Agent are parties to that certain Financing Agreement dated as of July 1, 2015, as amended by that certain First Amendment to Financing Agreement dated as of October 21, 2015, that certain Second Amendment to Financing Agreement dated as of July 14, 2016 and that certain Third Amendment to Financing Agreement dated as of April 27, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Financing Agreement”);
WHEREAS, the Credit Card Borrower desires to join the Financing Agreement as a Borrower on a joint and several basis; and
WHEREAS, the Credit Parties and the Agent desire to amend certain provisions of the Financing Agreement on the terms set forth herein.
NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Amendments to Financing Agreement. Subject to the terms and conditions of this Amendment, including the satisfaction of the conditions precedent set forth in Section 2 hereof, the Financing Agreement is amended as follows:
(a)The following definitions are added to Section 1.1 of the Financing Agreement in their proper alphabetical order:
“Amendment Closing Date” means October 15, 2018.
“CCB” means Capital Community Bank, a Utah chartered bank, and its successors and assigns.
“CCB Participation Agreement” means that certain Participation Agreement to be entered into after the Amendment Closing Date by and between Credit Card Borrower and CCB in form and substance acceptable to Agent.
“Consumer Loan Borrower” means Elastic SPV, Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands, and its successors and assigns.
“Consumer Loan Guidelines” means those guidelines established by Republic Bank, attached as Schedule 1.1(b) hereto, for the administration of the Program, as amended, modified or supplemented from time to time by Republic Bank with the prior written consent of the Consumer Loan Borrower to the extent such consent is required pursuant to the RB Participation Agreement; provided, the Consumer Loan Borrower will not provide such consent without the prior written consent of the Agent.
“Credit Card Account” means a consumer account established by CCB upon the issuance of one or more credit cards and which provides for the extension of credit on a revolving basis by CCB to the Credit Card Obligor under the related Credit Card Agreement to finance the purchase of products and services from Persons that accept credit cards for payment.
“Credit Card Agreement” means with respect to a Credit Card Account, the agreement or agreements between CCB and the Credit Card Obligor governing the terms and conditions of such account, as any such agreement or agreements may be amended, modified or otherwise changed from time to time.
“Credit Card Borrower” means Today Card LLC, a Delaware limited liability company, and its successors and assigns.
“Credit Card Guidelines” means those guidelines established by CCB, attached as Schedule 1.1(c) hereto, for the administration of the Program, as amended, modified or supplemented from time to time by CCB with the prior written consent of the Credit Card Borrower to the extent such consent is required pursuant to the CCB Participation Agreement; provided, the Credit Card Borrower will not provide such consent without the prior written consent of the Agent.
“Credit Card Obligor” means consumers who use the MasterCard or other successor network-branded credit card accounts for personal use and as either primary cardholders or co-applicant cardholders that are jointly and severally liable for amounts due under the MasterCard accounts.
“Credit Card Receivable” means the MasterCard or other successor network-branded credit card receivables, including the full cost of the goods or services purchased by a Credit Card Obligor and any accrued interest, and in which a 95.0% participation interest is sold to Credit Card Borrower.
“Current Credit Card Receivable” means, as of any date of determination, a Credit Card Receivable that is subject to a first priority Lien in favor of Agent and which does not have any principal, interest or fee payment that is greater than sixty (60) days past due on such date.
“Excess Concentration Amounts” means as of any date of determination an amount equal to the principal balance of Credit Card Receivables in excess of $11,800,000, if any.
“RB Participation Agreement” means that certain Participation Agreement dated as of July 1, 2015 by and between Consumer Loan Borrower and Republic Bank.

“Republic Bank” means Republic Bank & Trust Company and its successors and assigns.
(b)Clause (a) in the definition of “Borrowing Base” is amended and restated in its entirety to read as follows:
“(i) the sum of the aggregate balance on such date of (A) the Current Consumer Loans and (B) the Current Credit Card Receivable less any Excess Concentration Amounts multiplied by (ii) the Maximum Loan to Value Ratio (as set forth in the column labeled “Maximum Loan to Value Ratio” of the table set forth below in effect as of such date in accordance with Section 8.1(a) of this Agreement); plus”

Actual Charge Off Rate as of Measurement Date	Maximum Loan to Value Ratio
Less than 10%	0.85
Greater than or equal to 10% and less than or equal to 15%	0.80
Greater than 15% and less than or equal to 20%	0.75
(c)The following definitions in Section 1.1 of the Financing Agreement are amended and restated in their entirety to read as follows:
“Borrower” means, collectively or individually as applicable, the Consumer Loan Borrower and the Credit Card Borrower.
“Change of Control” means, (a) with respect to any Credit Party or any Subsidiary of any Credit Party, that such Person shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not such Person is the surviving corporation) another Person or (ii) sell, assign, transfer, lease, license, convey or otherwise dispose of all or substantially all of the properties or assets of such Person to another Person; provided, the foregoing notwithstanding, any of the Elevate Credit Subsidiaries may suspend its operations in any jurisdiction in which it operates and dissolve as a result of a decision by the Credit Parties to exit one or more markets from time to time; (b) the accumulation after the Amendment Closing Date, whether directly, indirectly, beneficially or of record, by any individual, entity or group (within the meaning of Sections 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) of 50% or more of the shares of the outstanding Capital Stock of the Elevate Credit Parent, or, in any event, that number of shares of outstanding Capital Stock of Elevate Credit Parent representing voting control of Elevate Credit Parent, whether by merger, consolidation, sale or other transfer of shares of Capital Stock (other than a merger or consolidation where the stockholders of Elevate Credit Parent prior to the merger or consolidation are the holders of a majority of the voting securities of the entity that survives such merger or consolidation); (c) Elevate Credit Parent shall cease to own, beneficially and of record, for any reason at any time 100% of the Capital Stock of any of the Elevate Credit Subsidiaries, free and clear of all Liens (other than Liens in favor of the Agent); or (d) the owner of the Capital Stock of either Borrower as of the Closing Date shall cease to own, beneficially and of record, for any reason at any time 100% of the Capital Stock of such Borrower.

“Consumer Loans” means unsecured consumer loans originated by Republic Bank and in which a 90.0% participation interest is sold to the Consumer Loan Borrower. Consumer Loans will be only be issued to individual residents of the United States of America and in accordance with the Program Guidelines.
“Customer Information” means nonpublic information relating to borrowers or applicants of Consumer Loans and/or Credit Card Receivables, as applicable, including without limitation, names, addresses, telephone numbers, e-mail addresses, credit information, account numbers, social security numbers, loan balances or other loan information, and lists derived therefrom and any other information required to be kept confidential by the Requirements.
“Debt-to-Equity Ratio” means, (a) with respect to Elevate Credit, at any time, the ratio between (i) the aggregate amount of Indebtedness, liabilities and other obligations of Elevate Credit and its Subsidiaries (including the Obligations), determined in accordance with GAAP, at such time, and (ii) the sum of (A) the aggregate amount of capital contributions made to Elevate Credit by its stockholders and retained earnings of Elevate Credit, determined in accordance with GAAP, in each case, as of such time reduced by (B) the aggregate amount of cash distributions made by Elevate Credit to any of its stockholders, as of such time, and (b) with respect to each Borrower, at any time, the ratio between (i) the aggregate amount of Indebtedness, liabilities and other obligations of such Borrower (including the Obligations), determined in accordance with GAAP, at such time, and (ii) the sum of (A) the aggregate amount of capital contributions made to such Borrower by Elevate Credit Parent and retained earnings of such Borrower, determined in accordance with GAAP, in each case, as of such time reduced by (B) the aggregate amount of cash distributions made by such Borrower to any of its members as of such time.
“Extraordinary Receipts” means any cash received by any Credit Party or any of their Subsidiaries outside the ordinary course of business (and not consisting of proceeds described in Sections 2.3(b)(i), (b)(ii), (b)(iii), (b)(iv) or (b)(vi)), including, without limitation, (a) foreign, United States, state or local tax refunds outside the ordinary course of business, (b) pension plan reversions outside the ordinary course of business, (c) judgments, proceeds of settlements or other consideration of any kind in excess of $500,000 in the aggregate in connection with any cause of action (but excluding any amounts received in connection with the collection, sale, or disposition in the ordinary course of business of the Credit Parties of (i) Consumer Loans that are not Current Consumer Loans and (ii) Credit Card Receivables that are not Current Credit Card Receivables and that have been settled or charged off) and (d) any purchase price adjustment received in connection with any Acquisition.
“Federal or Multi-State Force Majeure Affected Amount” means, as of any date of determination, an amount equal to the aggregate outstanding principal amount of the Notes on such date multiplied by a fraction, the numerator of which shall be equal to the portion of such aggregate outstanding principal amount for which the proceeds thereof were used to originate Consumer Loans or Credit Card Receivables that remain outstanding on such date to borrowers residing in state(s) directly affected by a Federal or Multi-State Force Majeure Event (which amount with respect to each such Consumer Loan or Credit Card Receivable, as applicable, shall not exceed the outstanding principal amount of such Consumer Loan or Credit Card Receivable, as applicable, on such date) and the denominator of which shall be equal to the aggregate outstanding principal amount of the Notes on such date.
“Federal or Multi-State Force Majeure Event” means (i) any regulatory event or regulatory change at the federal level or in any group of states acting in concert in which the Credit Parties originate Consumer Loans and/or Credit Card Receivables, in each case, that would prohibit or make it illegal for the Credit Parties to continue to originate or collect Consumer Loans and/or Credit Card Receivables in such affected jurisdictions pursuant to the Program or another program of a type similar to the Program or (ii) the termination by Republic Bank, or CCB, as applicable of the respective Program and the failure by the Credit Parties, after using commercially reasonable efforts during the termination period specified in Republic Bank’s or CCB’s termination notices, as applicable, to arrange for another partner to originate Consumer Loans or Credit Card Receivables, as applicable and as permitted by the Requirements, or similar products under the Program or another program of similar type to the Program, either of which result in a Federal or Multi-State Force Majeure Affected Amount equal to two-thirds or more of the aggregate principal amount then outstanding under the Notes as of the applicable date of determination.
“Material Contract” means any contract or other arrangement to which any Credit Party or any of its Subsidiaries is a party (other than the Transaction Documents) for which breach, nonperformance, cancellation, termination or failure to renew could reasonably be expected to have a Material Adverse Effect.
“Permitted Dispositions” means (i) sales of Inventory in the ordinary course of business, (ii) disposals of obsolete, worn out or surplus equipment in the ordinary course of business, (iii) the granting of Permitted Liens, (iv) the licensing of patents, trademarks, copyrights and other Intellectual Property Rights in the ordinary course of business consistent with past practice, (v) collection, sale, or disposition in the ordinary course of business of the Credit Parties of Credit Card Receivables that are not Current Credit Card Receivables and that have been settled or charged off, (vi) collection, sale, or disposition in the ordinary course of business of the Credit Parties of Consumer Loans that are not Current Consumer Loans and that have been settled or charged off, and (vii) reasonable expenditures of cash in the ordinary course of business or as otherwise approved by the board of directors (or similar governing body) of the applicable Credit Party.
“Program” means (i) the lending program for the solicitation, marketing, and origination of Consumer Loans pursuant to Program Guidelines and (ii) the credit card program for the solicitation, marketing, and origination of Credit Card Receivables pursuant to Credit Card Guidelines.

“Program Guidelines” means, collectively, the Consumer Loan Guidelines and the Credit Card Guidelines.
“Requirements” means all applicable federal and state laws and regulations related, directly or indirectly, to the following: credit (including, without limitation, Consumer Credit); servicing; disclosures, information security and privacy and regulations and industry guidance and requirements (including, but not limited to, guidance issued by the Payment Card Industry); the USA Patriot Act; the Office of Foreign Asset Controls' rules and regulations; the Interagency Guidelines; debt collection and debt collection practices laws and regulations applicable to the Credit Parties or the Program; the federal Truth in Lending Act; the federal Electronic Funds Transfer Act; the federal Equal Credit Opportunity Act; the federal Gramm-Leach-Bliley Act; the federal Fair Debt Collection Practices Act; and laws, regulations, rules, and guidance applicable to the solicitation, origination, and servicing of the Credit Card Accounts, including but not limited to the credit card network rules, the Payment Card Industry Data Security Standards and the NACHA Operating Regulations.
“State Force Majeure Event” means any regulatory event or regulatory change in any state in which the Credit Parties originate Consumer Loans and/or Credit Card Receivables, in each case, that would prohibit or make it illegal for the Credit Parties to continue to originate or collect Consumer Loans and/or Credit Card Receivables in such state pursuant to the Program or another program of a type similar to the Program.
“State Force Majeure Paydown Amount” means, as of any date of determination, an amount designated in writing by the Borrowers to the Agent within ten (10) days following such date equal to the aggregate outstanding principal amount of the Notes on such date multiplied by a fraction, the numerator of which shall be equal to the portion of such aggregate outstanding principal amount for which the proceeds thereof were used to originate Consumer Loans or Credit Card Receivables that remain outstanding on such date to borrowers residing in state(s) affected by a State Force Majeure Event (which amount with respect to each such Consumer Loan or Credit Card Receivables, as applicable, shall not exceed the outstanding principal amount of such Consumer Loan or Credit Card Receivable, as applicable, on such date) and the denominator of which shall be equal to the aggregate outstanding principal amount of the US Notes on such date.
(d)Section 7.38 of the Financing Agreement is amended and restated in its entirety to read as follows:
Section 7.38    Certain Other Representations and Warranties. Each Consumer Loan Agreement and Credit Card Agreement is a valid and subsisting agreement and is in full force and effect in accordance with the terms thereof, no default or event of default exists under any such Consumer Loan Agreement or Credit Card Agreement and no party to any such Consumer Loan Agreement or Credit Card Agreement has any accrued right to terminate any such Consumer Loan Agreement or Credit Card Agreement, as applicable, on account of a default by any Person or otherwise, except in each case, where the same would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
(e)The “and” between clauses (i) and (ii) of Section 8.3(k) of the Financing Agreement is deleted and replaced with “,” and the following is added to the end of Section 8.3(k) of the Financing Agreement as clause (iii):
(iii) a summary report with respect to the Credit Card Receivable portfolio of the Credit Parties containing such information as may be reasonably requested by Agent.
(f)Section 8.20(a) of the Financing Agreement is amended and restated in its entirety as follows:
“The Credit Parties shall, (i) in a manner satisfactory to the Agent, cooperate with and assist the Reviewing Parties in connection with any Reviewing Party’s regulatory review and due diligence of the Program Guidelines and Credit Card Guidelines after the Closing Date, (ii) review and consider in good faith any issues raised by, or comments, recommendations or guidance from, any Reviewing Party with respect to the Program Guidelines or Credit Card Guidelines, as applicable, and (iii) within 90 days (or such longer period as may be agreed to by the Agent in its sole discretion) of any Credit Party’s receipt of written notice of any comments, recommendations or guidance from a Reviewing Party in accordance with the preceding clause (ii), resolve or address any such issues, in each case, in a manner satisfactory to the Agent;
(g)Clause (i) in Section 8.20(b) of the Financing Agreement is amended and restated in its entirety as follows:
“in a manner satisfactory to the Agent, cooperate with and assist the Agent, the Lenders and their respective attorneys, officers, employees, representatives, consultants and agents (collectively, the “Reviewing Parties” and each, a “Reviewing Party”) in connection with any Reviewing Party’s regulatory review and due diligence of the Credit Parties’ lending program for the solicitation, marketing, documentation, origination and servicing of Consumer Loans and Credit Card Receivables in each state in which any Credit Party originates Consumer Loans and/or Credit Card Receivables, as applicable,”
(h)Section 8.21 of the Financing Agreement is amended and restated in its entirety as follows:
Section 8.21    Use of Proceeds. The Borrowers will use the proceeds from the sale of each Note solely (i) with respect to the Consumer Loan Borrower, to purchase participation interests in loan and interest receivables (in any non-payday loan product) originated by Republic Bank, (ii) with respect to the Credit Card Borrower, to purchase participation interests in Credit Card Receivables originated by CCB and (iii) to fund certain fees and expenses associated with the consummation of the transactions contemplated by this Agreement.
(i)Section 8.23 of the Financing Agreement is amended and restated in its entirety as follows:

Section 8.23    Modification of Organizational Documents and Certain Documents. The Credit Parties shall not, without the prior written consent of the Agent, (i) permit the charter, by-laws, memorandum and articles of association, or other organizational or incorporation documents of any Credit Party, or any Material Contract, to be amended or modified, or (ii) amend, supplement in a manner adverse to the Agent, any Lender or any Holder or otherwise modify, or waive any material rights, claims or remedies under, any of the Consumer Loan Agreements or Credit Card Agreement, as applicable, except with respect to a settlement or charge off thereunder in the ordinary course of business.
(j)The first sentence of Section 8.24 of the Financing Agreement is amended and restated in its entirety as follows:
“The Credit Parties shall notify the Agent in writing within the earlier of: (i) thirty (30) days of the formation or acquisition of any Subsidiaries; or (ii) the origination of any Consumer Loans or Credit Card Receivables by any such newly formed or acquired Subsidiaries.”
(k)Exhibit A attached hereto shall be attached to the Financing Agreement as Schedule 1.1(c).
2.Joinder.
(a)The Credit Card Borrower expressly assumes, jointly and severally with the Consumer Loan Borrower, all the obligations of (a) a Borrower under the Financing Agreement, (b) an Obligor under the Pledge and Security Agreement and (c) an Assignor under the Collateral Assignment and agrees that such Person is (x) a Borrower under the Financing Agreement and bound as a Borrower under the terms of the Financing Agreement, (y) an Obligor under the Pledge and Security Agreement and bound as an Obligor under the terms of the Pledge and Security Agreement and (z) an Assignor under the Collateral Assignment and bound as an Assignor under the terms of the Collateral Agreement, in each case, as if it had been an original signatory to the Financing Agreement, the Pledge and Security Agreement and the Collateral Assignment. Without limiting the generality of the foregoing, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Obligations, the Credit Card Borrower hereby mortgages, pledges and hypothecates to the Agent for the benefit of the Secured Parties, and grants to the Agent for the benefit of the Secured Parties, a lien on and security interest in, all of its right, title and interest in, to and under the Collateral of the undersigned subject to the provisions of the Financing Agreement, the Pledge and Security Agreement and the Collateral Assignment.
(b)The information set forth in Annex 1-A to this Amendment is hereby added to the information set forth in Schedules A through G to the Pledge and Security Agreement.
3.Deemed Usage. The Credit Parties acknowledge and agree that “Borrower” as used in the Financing Agreement shall be deemed to include each of the Credit Card Borrower (as of the date hereof) and the Consumer Loan Borrower (as of the Closing Date), individually and collectively, as applicable.
4.Conditions Precedent. This Amendment shall become effective upon the satisfaction in full of each of the following conditions:
(a)each Borrower shall have executed and delivered, or caused to be delivered, to the Agent evidence satisfactory to the Agent that such Borrower shall pay to the Agent on the date hereof all fees and other amounts due and owing thereon under this Amendment and the other Transaction Documents;
(b)the representations and warranties of the Credit Parties contained herein and in the Financing Agreement shall be true and correct except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date; and
(c)no Event of Default shall have occurred and be continuing or would result from the transaction contemplated hereby.
5.General Release. In consideration of the Agent’s agreements contained in this Amendment, each Credit Party hereby irrevocably releases and forever discharge the Lenders, the Holders and the Agent and their affiliates, subsidiaries, successors, assigns, directors, officers, employees, agents, consultants, attorneys, managers, investment managers, principles and portfolio companies (each, a “Released Person”) of and from any and all claims, suits, actions, investigations, proceedings or demands, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law of any kind or character, known or unknown, which such Credit Party ever had or now has against Agent, any Lender, any Holder or any other Released Person which relates, directly or indirectly, to any acts or omissions of Agent, any Lender, any Holder or any other Released Person relating to the Financing Agreement or any other Transaction Document on or prior to the date hereof.
6.Representations, Warranties and Covenants of the Credit Parties. To induce the Agent to execute and deliver this Amendment, each Credit Party represents, warrants and covenants that:
(a)The execution, delivery and performance by each Credit Party of this Amendment and all documents and instruments delivered in connection herewith have been duly authorized by all necessary action required on its part, and this Amendment and all documents and instruments delivered in connection herewith are legal, valid and binding obligations of such Credit Party enforceable against such Credit Party in accordance with its terms except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.
(b)Each of the representations and warranties set forth in the Transaction Documents is true and correct on and as of the date hereof as if made on the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date, and each of the agreements and covenants in the Transaction Documents is hereby reaffirmed with the same force and effect as if each were separately stated herein and made as of the date hereof.
(c)Neither the execution, delivery and performance of this Amendment nor the consummation of the transactions contemplated hereby or thereby does or shall (i) result in a violation of any Credit Party’s certificate of incorporation, certificate of formation, bylaws, limited liability company agreement or other governing documents, or the terms of any Capital Stock or other Equity Interests of any Credit Party; (ii) conflict with, or constitute a breach or default (or an event which, with notice or lapse of time or both, would become a breach or default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which any Credit Party is a party; (iii) result in any “price reset” or other material change in or other modification to the terms of any Indebtedness, Equity Interests or other securities of any Credit Party; or (iv) result in a violation of any law, rule, regulation, order, judgment or decree.
(d)No Event of Default has occurred or is continuing under this Amendment or any other Transaction Document.
(e)Within thirty (30) days after the Closing Date (or such later date as may be approved by Agent), the Credit Parties shall enter into a CCB Participation Agreement in a form substantially satisfactory to the Agent.
7.Ratification of Liability. Each Credit Party, as debtor, grantor, pledgor, guarantor, assignor, or in other similar capacity in which such party grants liens or security interests in its properties or otherwise acts as an accommodation party or guarantor, as the case may be, under the Transaction Documents, hereby ratifies and reaffirms all of its payment and performance obligations and obligations to indemnify, contingent or otherwise, under each Transaction Document to which such party is a party, and each such party hereby ratifies and reaffirms its grant of liens on or security interests in its properties pursuant to such Transaction Documents to which it is a party as security for the obligations under or with respect to the Financing Agreement, the Notes and the other Transaction Documents, and confirms and agrees that such liens and security interests hereafter secure all of the obligations under the Transaction Documents, including, without limitation, all additional obligations hereafter arising or incurred pursuant to or in connection with this Amendment or any Transaction Document. Each Credit Party further agrees and reaffirms that the Transaction Documents to which it is a party now apply to all obligations as modified hereby (including, without limitation, all additional obligations hereafter arising or incurred pursuant to or in connection with this Amendment or any Transaction Document). Each such party (a) further acknowledges receipt of a copy of this Amendment and all other agreements, documents, and instruments executed or delivered in connection herewith, (b) consents to the terms and conditions of same, and (c) agrees and acknowledges that each of the Transaction Documents, as modified hereby, remains in full force and effect and is hereby ratified and confirmed. Except as expressly provided herein, the execution of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender, any Holder or the Agent, nor constitute a waiver of any provision of any of the Transaction Documents nor constitute a novation of any of the obligations under the Transaction Documents.
8.Reference to and Effect Upon the Transaction Documents.
(a)Except as specifically amended hereby, all terms, conditions, covenants, representations and warranties contained in the Transaction Documents, and all rights of the Lenders, the Holders and the Agent and all of the obligations under the Transaction Documents, shall remain in full force and effect, including, but not limited to, the right of first refusal in favor of Agent and its designees set forth in Section 8.19 of the Financing Agreement. Each Credit Party hereby confirms that the Transaction Documents are in full force and effect, and that no Credit Party has any right of setoff, recoupment or other offset or any defense, claim or counterclaim with respect to any Transaction Document or the Credit Parties’ obligations thereunder.
(b)Except as expressly set forth herein, the execution, delivery and effectiveness of this Amendment and any consents or waivers set forth herein shall not directly or indirectly: (i) create any obligation to make any further loans or to defer any enforcement action after the occurrence of any Event of Default; (ii) constitute a consent or waiver of any past, present or future violations of any Transaction Document; (iii) amend, modify or operate as a waiver of any provision of any Transaction Document or any right, power or remedy of any Lender, any Holder or the Agent or (iv) constitute a course of dealing or other basis for altering any obligations under the Transaction Documents or any other contract or instrument. Except as expressly set forth herein, each Lender, each Holder and the Agent reserve all of their rights, powers, and remedies under the Transaction Documents and applicable law. All of the provisions of the Transaction Documents, including, without limitation, the time of the essence provisions, are hereby reiterated, and if ever waived previously, are hereby reinstated.
(c)From and after the date hereof, (i) the term “Agreement” in the Financing Agreement, and all references to the Financing Agreement in any Transaction Document shall mean the Financing Agreement, as amended by this Amendment and (ii) the term “Transaction Documents” defined in the Financing Agreement shall include, without limitation, this Amendment and any agreements, instruments and other documents executed or delivered in connection herewith.
9.Costs and Expenses. In addition to, and not in lieu of, the terms of the Transaction Documents relating to the reimbursement of the Lenders’, the Holders’ and the Agent’s fees and expenses, the Credit Parties shall reimburse each Lender, each Holder and the Agent, as the case may be, promptly on demand for all fees, costs, charges and expenses, including the fees, costs and expenses of counsel and other expenses incurred in connection with this Amendment.

10.Governing Law; Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be governed by the internal laws of the State of New York, without giving effect to its conflicts of law principles other than §5-1401 and 5-1402 of the New York General Obligations Law. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in New York, New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Amendment and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AMENDMENT OR ANY TRANSACTIONS CONTEMPLATED HEREBY.
11.No Strict Construction. The language used in this Amendment will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.
12.Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Signatures of the parties hereto transmitted by facsimile or by electronic media or similar means shall be deemed to be their original signature for all purposes.
13.Severability. The invalidity, illegality, or unenforceability of any provision in or obligation under this Amendment in any jurisdiction shall not affect or impair the validity, legality, or enforceability of the remaining provisions or obligations under this Amendment or of such provision or obligation in any other jurisdiction. If feasible, any such offending provision shall be deemed modified to be within the limits of enforceability or validity; provided that if the offending provision cannot be so modified, it shall be stricken and all other provisions of this Amendment in all other respects shall remain valid and enforceable.
14.Further Assurances. The parties hereto shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Amendment and the consummation of the transactions contemplated hereby.
15.Headings. The headings of this Amendment are for convenience of reference and shall not form part of, or affect the interpretation of, this Amendment.
16.Limited Recourse and Non-Petition.
(a)    The Secured Parties shall have recourse only to the proceeds of the realization of Collateral once the proceeds have been applied in accordance with the terms of the Pledge and Security Agreement (the "Net Proceeds"). If the Net Proceeds are insufficient to discharge all payments which, but for the effect of this clause, would then be due (the "Amounts Due"), the obligation of the Borrowers shall be limited to the amounts available from the Net Proceeds and no debt shall be owed to the Secured Parties by the Borrowers for any further sum. The Secured Parties shall not take any action or commence any proceedings against the Borrowers to recover any amounts due and payable by the Borrowers under the Financing Agreement except as expressly permitted by the provisions of the Financing Agreement. The Secured Parties shall not take any action or commence any proceedings or petition a court for the liquidation of the Borrowers, nor enter into any arrangement, reorganization or insolvency proceedings in relation to the Borrowers whether under the laws of the Cayman Islands or other applicable bankruptcy laws until after the later to occur of the payment of all of the Amounts Due or the application of all of the Net Proceeds.

(b)    The Secured Parties hereby acknowledge and agree that the Borrowers’ obligations under the Transaction Documents are solely the corporate obligations of the Borrowers, and that the Secured Parties shall not have any recourse against any of the directors, officers or employees of the Borrowers for any claims, losses, damages, liabilities, indemnities or other obligations whatsoever in connection with any transactions contemplated by the Transaction Documents.
[Remainder of Page Intentionally Left Blank; Signature Pages Follows]

IN WITNESS WHEREOF, each party has caused its signature page to this Amendment to be duly executed as of the date first written above.

BORROWERS:

ELASTIC SPV, LTD., an exempted company incorporated with limited liability under the laws of the Cayman Islands, as a Borrower

By: /s/ Andrew Dean
Name: Andrew Dean
Title: Director

TODAY CARD LLC, a Delaware limited liability company, as a Borrower

By: /s/ Kenneth E. Rees
Name: Kenneth E. Rees
Title: CEO

GUARANTORS:

ELEVATE CREDIT, INC., a Delaware corporation

By: /s/ Kenneth E. Rees
Name: Kenneth E. Rees
Title: CEO

[SIGNATURE PAGES CONTINUE]

GUARANTORS (CONT.), EACH AS AN “ELEVATE CREDIT SUBSIDIARY”:

ELASTIC FINANCIAL, LLC
ELEVATE DECISION SCIENCES, LLC
RISE Credit, LLC
FINANCIAL EDUCATION, LLC
ELEVATE CREDIT SERVICE, LLC
RISE SPV, LLC
EF FINANCIAL, LLC

By: Elevate Credit, Inc., as Sole Member of each of the above-named entities

By: /s/ Kenneth E. Rees
Name: Kenneth E. Rees
Title:     President

RISE CREDIT SERVICE OF OHIO, LLC
RISE CREDIT SERVICE OF TEXAS, LLC

By: RISE Credit, LLC, as Sole Member of each of the above-named entities
By: Elevate Credit, Inc., as its Sole Member

By: /s/ Kenneth E. Rees
Name:     Kenneth E. Rees
Title:     President

[SIGNATURE PAGES CONTINUE]

RISE FINANCIAL, LLC
RISE CREDIT OF ALABAMA, LLC
RISE CREDIT OF ARIZONA, LLC
RISE CREDIT OF CALIFORNIA, LLC
RISE CREDIT OF COLORADO, LLC
RISE CREDIT OF DELAWARE, LLC
RISE CREDIT OF FLORIDA, LLC
RISE CREDIT OF GEORGIA, LLC
RISE CREDIT OF IDAHO, LLC
RISE CREDIT OF ILLINOIS, LLC
RISE CREDIT OF KANSAS, LLC
RISE CREDIT OF LOUISIANA, LLC
RISE CREDIT OF MISSISSIPPI, LLC
RISE CREDIT OF MISSOURI, LLC
RISE CREDIT OF NEBRASKA, LLC
RISE CREDIT OF NEVADA, LLC
RISE CREDIT OF NORTH DAKOTA, LLC
RISE CREDIT OF OKLAHOMA, LLC
RISE CREDIT OF SOUTH CAROLINA, LLC
RISE CREDIT OF SOUTH DAKOTA, LLC
RISE CREDIT OF TEXAS, LLC
RISE CREDIT OF TENNESSEE, LLC
RISE CREDIT OF UTAH, LLC
RISE CREDIT OF VIRGINIA, LLC

By: RISE SPV, LLC, as Sole Member of each of the above-named entities
By: Elevate CREDIT, Inc., as its Sole Member

By: /s/ Kenneth E. Rees
Name: Kenneth E. Rees
Title:     President

[SIGNATURE PAGES CONTINUE]

ELASTIC LOUISVILLE, LLC
ELEVATE ADMIN, LLC
ELASTIC MARKETING, LLC

By: Elastic Financial, LLC, as Sole Member of each of the above-named entities
By: Elevate Credit, Inc., as its Sole Member

By: /s/ Kenneth E. Rees
Name:     Kenneth E. Rees
Title:     President

TODAY MARKETING, LLC
TODAY SPV, LLC

By: Today Card, LLC, as Sole Member of each of the above-named entities
By: Elevate Credit, Inc., as its Sole Member

By: /s/ Kenneth E. Rees
Name:     Kenneth E. Rees
Title:     President

EF MARKETING, LLC

By: EF Financial, LLC, as Sole Member of each of the above-named entities
By: Elevate Credit, Inc., as its Sole Member

By: /s/ Kenneth E. Rees
Name:     Kenneth E. Rees
Title:     President

[SIGNATURE PAGES CONTINUE]

AGENT:

VICTORY PARK MANAGEMENT, LLC

By: /s/ Scott R. Zemnick
Name:     Scott R. Zemnick
Title:     Authorized Signatory

LENDERS:

VPC INVESTOR FUND B, LLC

By:     VPC Investor Fund GP B, L.P.
Its:     Managing Member

By:     VPC Investor Fund UGP B, LLC
Its:     General Partner

By:    /s/ Scott R. Zemnick
Name:    Scott R. Zemnick
Title:    General Counsel

VPC SPECIALTY FINANCE FUND I, L.P.

By:     VPC Specialty Finance Fund GP I, L.P.
Its:     General Partner

By:     VPC Specialty Finance Fund UGP I, LLC
Its:     General Partner

By:    /s/ Scott R. Zemnick
Name:    Scott R. Zemnick
Title:    General Counsel

[SIGNATURE PAGES CONTINUE]

LENDERS (CON’T.):

VPC ONSHORE SPECIALTY FINANCE FUND II, L.P.

By: Victory Park Capital Advisors, LLC
Its: Investment Manager

By: /s/ Scott R. Zemnick
Name:    Scott R. Zemnick
Title:    General Counsel

VPC INVESTOR FUND A, L.P.

By: /s/ Scott R. Zemnick
Name: Scott R. Zemnick
Title: Authorized Signatory

VPC INVESTOR FUND C, L.P.

By:     VPC Investor Fund GP C, L.P.
Its:     General Partner

By:     VPC Investor Fund UGP C, LLC
Its:     General Partner

By:    /s/ Scott R. Zemnick
Name:    Scott R. Zemnick
Title:    General Counsel

VPC INVESTOR FUND G-1, L.P.

By: /s/ Scott R. Zemnick
Name:    Scott R. Zemnick
Title:    Authorized Signatory

[SIGNATURE PAGES CONTINUE]

LENDERS (CON’T.):

VPC SPECIALTY LENDING FUND (NE), LTD.

By:          /s/ Scott R. Zemnick
Name:  Scott R. Zemnick
Title:      Authorized Signatory

VPC SPECIALTY LENDING INVESTMENTS PLC

By:      Victory Park Capital Advisors, LLC
Its:       Investment Manager

By:       /s/ Scott R. Zemnick
Name:  Scott R. Zemnick
Title:    General Counsel

EXHIBIT A

Schedule 1.1(c)
Credit Card Guidelines

Capitalized terms used and not otherwise defined in this Schedule 1.1(c) shall have the respective meanings ascribed to them in the Joint Marketing Agreement, dated as of June 28 2018, between Capital Community Bank, a Utah chartered bank, and Today Marketing, LLC, a Delaware limited liability company.

Account. The Account is an unsecured, consumer credit card offered by CCB through the Network. The Customer will be able to use the Account up to the available credit limit as long as it remains in good standing. In order to open an Account, the Customer must have a deposit account with a financial institution and meet defined underwriting criteria. The Customer will be able to use the Account where MasterCard is accepted.

Credit Line. Subject to credit, affordability and underwriting policies established by CCB, Customer may receive an initial credit limit of between $500 and $5,000. If an Account remains in good standing for a minimum of one (1) year, then CCB may approve proactive or Customer requested credit line increases. Such credit line increases will remain in compliance with defined credit policy, underwriting, and ability to pay requirements established by CCB.

Interest Rates. The Account will be created with a variable interest rate of either prime plus 29.00% or prime plus 34.00% annual percentage rate (APR). If a balance transfer offer is made available on an Account, then the variable interest rate for balance transfers will be prime plus 34.00%. Prime is the U.S. Prime Rate published in The Wall Street Journal on the last Business Day of the month. An increase or decrease in the Prime Rate will cause a corresponding increase or decrease in an Account’s variable APRs on the first day of the billing cycle that begins in the month immediately following the change in the index.

Annual Fee. The Account will be created with an annual fee of $75.00 or $125.00 which will be billed during the first billing cycle and, thereafter, on each account anniversary. The Annual Fee is non- refundable should the Account be cancelled for any reason. A Customer who pays at least the minimum amount due each billing cycle by or on the due date for twelve (12) consecutive billing cycles, and who remains in good standing, will receive a reduction in the Annual Fee such that only $50.000 will be billed the next time the Annual Fee is charged.

Cash Advances. A Customer will not have the ability to withdraw cash or take a cash advance from the Account.

Additional Fees. Subject to applicable Law, specifically the amendments made by the CARD Act to the federal Truth in Lending Act, the following Additional Fees will apply to an Account: (a) a Customer requesting an additional card on the Account will incur a $10.00 annual fee for each Additional Card, which fee is non-refundable if the additional card or Account is cancelled; (b) a Customer whose payment is returned for insufficient funds will be charged an NSF fee of $27.00; (c) a Customer who does not pay at least the minimum amount due by the due date of the billing cycle will be charged a Late Fee of $27.00 in the first instance and up to $38.00 in subsequent instances; (d) a Customer who requests a paper billing statement will be charged $5.00 per month; (e) a Customer who requests that a replacement card be shipped by overnight or express mail will be assessed a fee of $35.00; (f) a Customer who uses their Account for a foreign (non-U.S. dollar) denominated transaction will be assessed a foreign exchange fee equal to three percent (3%) of the U.S. dollar equivalent of the transaction amount.

Repayment. Monthly payment due dates will be at least twenty five (25) days following the close of a billing cycle. A minimum amount due will be calculated as five percent (5%) of the current balance, with a minimum of $30.00.

Reporting. Account information including credit line, utilization, and payment history shall be reported to the credit bureaus.

ANNEX 1-A

SCHEDULES TO PLEDGE AND SECURITY AGREEMENT

See attached.

SCHEDULE A
Principal Places of Business and Other
Collateral Locations of Obligors

1.    Chief Executive Office

All Guarantors have a Chief Executive Office and Principal Place of Business at 4150 International Plaza, Suite 300, Ft. Worth, TX 76109, Tarrant County.

2.    Other Collateral Locations

Complete Address (including county)	Record Owner	Relationship
745 Atlantic Ave Boston, MA 02111 Suffolk County	Iron Mountain	Provider

SCHEDULE B
Recording Jurisdiction

Obligor	Recording Jurisdiction
Today Card, LLC	Delaware

SCHEDULE C
Commercial Tort Claims

None.

SCHEDULE D
Pledged Companies

Name	Sole Member	State of Formation	Percent of Subsidiary Held
Today Card, LLC	Elevate Credit, Inc.	Delaware	100%

SCHEDULE E
Pledged Equity

Obligor	Pledged Company	Number of Units Pledged	Percent of Pledged Interests	Certificate No. of Pledged Interests	Pledged Interests as % of Total Issued and Outstanding of Pledged Company
Elevate Credit, Inc.	Today Card, LLC	100	100%	1%	100%

SCHEDULE F
Controlled Accounts

Name of Bank (addresses below)	Name of Entity on the Account	Account Name or Description	Account Number	Type of Account
Plains Capital Bank	Today Card, LLC	Today Card LLC	7735075801	Checking

Plains Capital Bank Address:
2323 Victory Avenue, Suite 1400
Dallas, Texas 75219

SCHEDULE G
Motor Vehicles

None.